Exhibit 10.16

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                          LOAN AND SECURITY AGREEMENT

                                  by and among

                    THE OLD EVANGELINE DOWNS, L.L.C. ("OED")
                                      and

             THE OLD EVANGELINE DOWNS CAPITAL CORP. ("OED CAPITAL")
                                 as Borrowers,

                                      and

                           WELLS FARGO FOOTHILL, INC.

                                   as Lender

                           Dated as of June 24, 2003

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LOAN AND SECURITY AGREEMENT

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

1.  DEFINITIONS AND CONSTRUCTION                                               1

  1.1 Definitions                                                              1

  1.2 Accounting Terms                                                        20

  1.3 Code                                                                    20

  1.4 Construction                                                            20

  1.5 Schedules and Exhibits                                                  20

2.  LOAN AND TERMS OF PAYMENT                                                 20

  2.1 Revolver Advances                                                       20

  2.2 [Intentionally Omitted]                                                 21

  2.3 Borrowing Procedures and Settlements                                    21

  2.4 Payments                                                                22

  2.5 Overadvances                                                            23

  2.6 Interest Rates and Letter of Credit Fee:
        Rates, Payments, and Calculations                                     23

  2.7 [Intentionally Omitted]                                                 24

  2.8 Crediting Payments                                                      24

  2.9 Designated Account                                                      25

  2.10 Maintenance of Loan Account; Statements of Obligations                 25

  2.11 Fees                                                                   25

  2.12 Letters of Credit                                                      26

  2.13 Cash Collateralization of Letters of Credit                            28

  2.14 Capital Requirements                                                   28

  2.15 Joint and Several Liability of Borrowers                               29

3. CONDITIONS; TERM OF AGREEMENT                                              31

  3.1 Conditions Precedent to Initial Extension of Credit                     31

  3.2 Conditions Subsequent to Initial Extension of Credit                    34

  3.3 Conditions Precedent to all Extensions of Credit                        34

  3.4 Term                                                                    34

  3.5 Effect of Termination                                                   34

  3.6 Early Termination by Borrowers                                          35

4. CREATION OF SECURITY INTEREST                                              35

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

  4.1 Grant of Security Interest                                              36

  4.2 Negotiable Collateral                                                   36

  4.3 Collection of Accounts, General Intangibles,
        and Negotiable Collateral                                             36

  4.4 Delivery of Additional Documentation Required                           36

  4.5 Power of Attorney                                                       37

  4.6 Right to Inspect                                                        37

  4.7 Control Agreements                                                      37

5. REPRESENTATIONS AND WARRANTIES                                             37

  5.1 No Encumbrances                                                         38

  5.2 [Intentionally Omitted]                                                 38

  5.3 [Intentionally Omitted]                                                 38

  5.4 Equipment                                                               38

  5.5 Location of Inventory and Equipment                                     38

  5.6 Inventory Records                                                       38

  5.7 Location of Chief Executive Office; FEIN                                38

  5.8 Due Organization and Qualification; Subsidiaries                        38

  5.9 Due Authorization; No Conflict                                          39

  5.10 Litigation                                                             40

  5.11 No Material Adverse Change                                             40

  5.12 Fraudulent Transfer                                                    40

  5.13 Employee Benefits                                                      40

  5.14 Environmental Condition                                                40

  5.15 Brokerage Fees                                                         40

  5.16 Intellectual Property                                                  40

  5.17 Leases                                                                 41

  5.18 DDAs                                                                   41

  5.19 Complete Disclosure                                                    41

  5.20 Indebtedness                                                           41

  5.21 Licenses and Permits                                                   41

6. AFFIRMATIVE COVENANTS                                                      42

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

  6.1   Accounting System                                                     42

  6.2   Collateral Reporting                                                  42

  6.3   Financial Statements, Reports, Certificates                           43

  6.4   [Intentionally Omitted].                                              46

  6.5   [Intentionally Omitted].                                              46

  6.6   Maintenance of Properties                                             46

  6.7   Taxes                                                                 46

  6.8   Insurance                                                             46

  6.9   Location of Inventory and Equipment                                   48

  6.10  Compliance with Laws                                                  48

  6.11  Leases                                                                48

  6.12  Brokerage Commissions                                                 48

  6.13  Existence                                                             48

  6.14  Environmental                                                         48

  6.15  Disclosure Updates                                                    49

  6.16  Government Authorization                                              49

  6.17  License Renewals                                                      49

  6.18  Licenses and Permits                                                  49

  6.19  Subsidiary Guarantees                                                 49

7.  NEGATIVE COVENANTS                                                        50

  7.1   Indebtedness                                                          50

  7.2   Liens                                                                 51

  7.3   Restrictions on Fundamental Changes                                   51

  7.4   Disposal of Assets                                                    51

  7.5   Change Name                                                           51

  7.6   Guarantee                                                             51

  7.7   Nature of Business                                                    51

  7.8   Prepayments and Amendments                                            51

  7.9   Change of Control                                                     52

  7.10  [Intentionally Omitted]                                               52

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

   7.11 Distributions; Management Fees                                        52

   7.12 Accounting Methods                                                    52


   7.13 Investments                                                           52

   7.14 Transactions with Affiliates                                          53


   7.15 Suspension                                                            53


   7.16 Compensation                                                          53

   7.17 Use of Proceeds                                                       53

   7.18 Change in Location of Chief Executive
         Office; Inventory and Equipment with Bailees                         53

   7.19 Securities Accounts                                                   53

   7.20 Financial Covenants                                                   53

8. EVENTS OF DEFAULT                                                          55

9. THE LENDER'S RIGHTS AND REMEDIES                                           57

   9.1 Rights and Remedies                                                    57

   9.2 Remedies Cumulative                                                    60

10. TAXES AND EXPENSES                                                        60

11. WAIVERS; INDEMNIFICATION                                                  60

   11.1 Demand; Protest                                                       60

   11.2 Lender's Liability for Collateral                                     60

   11.3 Indemnification                                                       60

12. NOTICES                                                                   61

13.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER                                 63

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS                                63

   14.1 Assignments and Participations                                        63

   14.2 Successors                                                            66

15. AMENDMENTS; WAIVERS                                                       66

   15.1 Amendments and Waivers                                                66

   15.2 No Waivers; Cumulative Remedies                                       66

16. GENERAL PROVISIONS                                                        66

   16.1 Effectiveness                                                         66

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

   16.2   Section Headings                                                    66

   16.3   Interpretation                                                      66

   16.4   Severability of Provisions                                          66

   16.5   Withholding Taxes                                                   66

   16.6   Amendments in Writing                                               67

   16.7   Counterparts; Telefacsimile Execution                               67

   16.8   Revival and Reinstatement of Obligations                            67

   16.9   Integration                                                         68

   16.10  Parent as Agent for Borrowers                                       68

                               TABLE OF CONTENTS

                             EXHIBITS AND SCHEDULES


                                                                            Page
                                                                            ----

Exhibit B-1      Form of Borrowing Base Certificate

Exhibit C-1      Form of Compliance Certificate

Schedule D-1     Designated Account

Schedule L-1     Lender's Account

Schedule P-1     Permitted Liens

Schedule R-1     Real Property Collateral

Schedule 5.5     Locations of Inventory and Equipment

Schedule 5.7     Chief Executive Office; FEIN

Schedule 5.8(b)  Capitalization of Borrowers

Schedule 5.8(c)  Capitalization of Borrowers' Subsidiaries

Schedule 5.10    Litigation

Schedule 5.14    Environmental Matters

Schedule 5.16    Intellectual Property

Schedule 5.18    Demand Deposit Accounts

Schedule 5.20    Permitted Indebtedness

Schedule 5.21    Licenses and Permits

                          LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of June 24, 2003 by and among WELLS FARGO FOOTHILL, INC., a California corporation ("Lender"), THE OLD EVANGELINE DOWNS, L.L.C., a Louisiana limited liability company ("Parent"), THE OLD EVANGELINE DOWNS CAPITAL CORP., a Delaware corporation ("OED Capital"), and each of Parent's other wholly-owned
Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent and OED Capital, are referred to hereinafter each individually as a "Borrower," and individually and collectively, jointly and severally, as the "Borrowers").

      The parties agree as follows:

      1. DEFINITIONS AND CONSTRUCTION.

      1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

            "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

            "Accounts" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

            "Additional Documents" has the meaning set forth in Section 4.4.

            "Administrative  Borrower"  has the  meaning  set  forth in  Section
16.10.

            "Advances" has the meaning set forth in Section 2.1(a).

            "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Applicable   Prepayment   Premium"   means,   as  of  any  date  of
determination, an amount equal to (a) 0.10%, times (b) the Maximum Revolver Amount, times (c) the number of months (full or partial) remaining from such date of determination until the Maturity Date.

            "Architect" means Kitrell Garlock and Associates, AIA, Ltd., d/b/a KGA Architecture, and its successors identified by notice by Parent to Lender.

            "Assignee" has the meaning set forth in Section 14.1(a).

            "Authorized   Person"  means  any  officer  or  other   employee  of
Administrative Borrower.

            "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

            "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

            "Base Rate Margin" means two and one-half percentage points (2.50%).

            "Beneficial Owner" or "beneficial owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Closing Date) whether or not otherwise applicable.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf thereof.

            "Books" means all of Administrative Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Administrative Borrower's or its Subsidiaries' Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

            "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

            "Borrowing" means a borrowing hereunder of an Advance.

            "Borrowing Base" has the meaning set forth in Section 2.1(a).

            "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

            "Cash Collateral and Disbursement Agreement" means that certain Cash Collateral and Disbursement Agreement, dated as of February 25, 2003, among the Indenture Trustee, U.S. Bank National Association, as Disbursement Agent, the Construction Consultant and Borrowers.

            "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

            "Change of Control"  means the  occurrence of any of the  following:
(1) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Managers of Parent (together with any new Managers whose election as a Manager or whose nominations for election by Parent's members or stockholders, was approved by a majority of Managers then still in office who were either Managers at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Managers then in office; provided, however, that there shall be no Change of Control pursuant to this clause (1) if during such two-year period any of the Excluded Persons continue to (i) own, directly or indirectly, a majority of the Voting Stock of Parent or (ii) control or manage, directly or indirectly, the day-to-day operations of Parent; (2) any Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the aggregate voting power of the Voting Stock of Parent, or conversely, any Person that beneficially owns, directly or indirectly, a majority of the aggregate voting power of the Voting Stock of Parent on the Closing Date becomes the Beneficial Owner, directly or indirectly, of less than a majority of the voting power of the Voting Stock of Parent; (3) Borrowers adopt a plan of liquidation; (4) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and the Subsidiaries, in each case, taken as a whole, to any Person other than Parent, a Subsidiary or the Excluded Persons, or (5) the first day on which Parent fails to own 100% of the issued and outstanding Stock of OED Capital. As used in this definition, "Person" (including any group that is deemed to be a "Person") has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

            "Closing Date" means June 24, 2003.

            "Closing Date Business Plan" means the set of Projections of Borrowers for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

            "Code" means the New York Uniform Commercial Code, as in effect from time to time.

            "Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a) Accounts,

            (b) Books,

            (c) Equipment,

            (d) General Intangibles,

            (e) Inventory,

            (f) Investment Property,

            (g) Negotiable Collateral,

            (h) Real Property Collateral,

            (i) money or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of Lender, and

            (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            Notwithstanding the foregoing, "Collateral" shall not include any of the Excluded Assets.

            "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrowers.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Lender.

            "Construction Completion Date" means the date that all work shall be completed to construct the Racino Project in accordance with the plans and specifications presented to Lender on or prior to the Closing Date and in compliance with any and all applicable laws and requirements of all government authorities having jurisdiction over the Racino Project, free and clear of all Liens (other than Permitted Liens).

            "Construction Consultant" means ABACUS Project Management, Inc., an Arizona corporation.

            "Construction Security Documents" means, collectively, (a) that certain Lender's Dual Obligation Rider to Payment Bond with respect to Payment Bond PRF 8685188 issued by Fidelity and Deposit Company of Maryland and Zurich American Insurance Company, dated as of February 27, 2003, naming Contractor, as principal, and Lender as "Named Obligee," (b) that certain Lender's Dual Obligation Rider to Performance Bond with respect to Performance Bond PRF 8685188 issued by Fidelity and Deposit Company of Maryland and Zurich American Insurance Company, dated as of February 27, 2003, naming Contractor, as principal, and Lender as "Named Obligee," and (c) that certain consent to the assignment of the Fixed Price Contract by Borrowers in favor of Lender and acknowledged by Contractor and the Indenture Trustee, in each case, in form and substance satisfactory to Lender.

            "Contractor" means W.G. Yates & Sons Construction Company.

            "Control Agreements" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by the applicable Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a DDA.

            "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

            "DDA" means any checking or other demand deposit account maintained by any Borrower.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Designated Account" means that certain DDA of Administrative Borrower identified on Schedule D-1.

            "Designated Account Bank" means American Trust and Savings Bank, whose office is located at 895 Town Clock, Dubuque, Iowa, and whose ABA number is 073900522.

            "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

            "Dollars" or "$" means United States dollars.

            "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

            "Enterprise Valuation" means, as of any date of determination, the most recently approved distressed-sale valuation of the operations and assets of Borrowers and their respective Subsidiaries in form acceptable to Lender, and as determined from time to time at the direction or request of Lender by a third party appraiser acceptable to Lender.

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

            "Environmental Law" means any applicable federal, state, provincial,

foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrowers, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq.; the Toxic Substances Control Act, 15 USC, Section 2601 et seq.; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC
Section  1801 et seq.;  and the  Occupational  Safety  and Health  Act,  29 USC.
Section  651 et seq.  (to the  extent  it  regulates  occupational  exposure  to
Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Environmental   Liabilities  and  Costs"  means  all   liabilities,
monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

            "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

            "Event of Default" has the meaning set forth in Section 8.

            "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

            "Excluded Assets" means (a) the lease for the off track betting parlor operated by Parent in New Iberia, Louisiana, (b) any agreements, permits, licenses (including Gaming Licenses), or the like solely in the event and to the extent that: (i) such agreements, permits, licenses, or the like cannot be subjected to a consensual security interest in favor of Lender without the consent of the licensor or other party to such agreement, permit, license, or the like, (ii) any such restriction is effective and enforceable under applicable law; and (iii) such consent is not obtainable by any Borrower; provided, however, that Excluded Assets shall not include (and, accordingly, the Collateral shall include) any and all proceeds of any of the assets described in clause (b) above; provided, further, that, any agreement, permit, license, or the like qualifying as an Excluded Asset under clause (b) above no longer shall constitute an Excluded Asset (and instead shall constitute Collateral) from and after such time as the licensor or other party to such agreement, permit, license, or the like consents to the grant of a security interest in favor of Lender in such agreement, permit, license, or the like or the prohibition against granting a security interest therein in favor of Lender shall cease to be effective, (c) Collateral Accounts (as defined in the Indenture) and (d) the Excess Cash Flow Account (as defined in the Indenture).

            "Excluded Person" means (a) PGC; (b) PGP; (c) PGP Investors; (d) OED Acquisition, (e) M. Brent Stevens, Michael S. Luzich and any Affiliate or Manager of PGP, PGC, PGP Investors, M. Brent Stevens or Michael S. Luzich (collectively, the "Existing

Holders"), (f) any trust, corporation, partnership or other entity (i) controlled by the Existing Holders and members of the immediate family of the Existing Holders or (ii) 80% of the beneficiaries, stockholders, partners or owners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders or (g) any partnership, the sole general partners of which consist solely of the Existing Holders and members of the immediate facility of the Existing Holders.

            "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrowers and Lender, in form and substance satisfactory to Lender.

            "FEIN" means Federal Employer Identification Number.

            "Fixed Construction Costs" means, in connection with the Racino Project to the extent actually incurred by or on behalf of Parent, the sum of all: (a) costs incurred in connection with the purchase of real property (including the land on which the Racino Project is to be located, all adjacent tracts and any other real property purchased by Borrowers related to the Racino Project) and off-site improvements such as easements, access roads, drainage systems, as evidenced by invoices, sales contracts and the like with respect to same, plus (b) construction costs incurred in connection with the completion of Phase I of the Racino Project as detailed in the Fixed Price Contract, as evidenced by certificates of completion duly certified by the relevant builder, contractor, architect and Parent as to the accuracy of same, plus (c) construction costs incurred in connection with the continuing construction of Phase II of the Racino Project as detailed in the Fixed Price Contract as evidenced by invoices with respect to same, plus (d) costs incurred in connection with architectural plans, drawings and specifications with respect to any of the foregoing clauses (a), (b) and (c), plus (e) costs of acquiring furniture, fixtures and Equipment, to the extent such furniture, fixtures and Equipment constitute Collateral hereunder, in connection with the construction of the Racino Project.

            "Fixed Price Contract" means that certain Agreement, dated as of February 25, 2003, between Parent and Contractor, as amended, restated, supplemented or otherwise modified from time to time.

            "Funding Date" means the date on which a Borrowing occurs.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government (including Native American governments), any state, province or city or other political subdivision thereof, whether now or hereafter existing, or any officer or official thereof, including the Louisiana Regulatory Authorities, and any other agency with authority to regulate any gaming or racing operation (or proposed gaming or racing operation) owned, managed or operated by Parent or any of its Subsidiaries.

            "Gaming Equipment" means slot machines, video poker machines, and all other gaming equipment and related signage, accessories and peripheral equipment.

            "Gaming   License"   means   any   material   license,    franchise,
registration, qualification, findings of suitability or other approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities, including racing facilities and activities, in any state or jurisdiction in which Parent or any of its Subsidiaries conduct business or propose to conduct business (including, without limitation, all such licenses granted by the Louisiana Regulatory Authorities), and all applicable liquor licenses.

            "General Intangibles" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights (including rights under any construction documents, management agreements and other agreements entered into or in connection with the design, development, construction, ownership and operation of the Racino Project, in each case to the extent permitted by applicable law), rights to payment, rights to, gaming permits, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Guarantor" means any Subsidiary of any Borrower that executes a guaranty in favor of Lender in accordance with the provisions of Section 6.19.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Borrower or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person.

            "Indemnified Liabilities" has the meaning set forth in Section 11.3.

            "Indemnified Person" has the meaning set forth in Section 11.3.

            "Indenture" means that certain Indenture dated as of February 25, 2003, among the Borrowers and the Indenture Trustee.

            "Indenture Trustee" means (a) U.S. Bank National Association, a National Association, in its capacity as trustee under the Indenture, or (b) any successor trustee under the Indenture from time to time.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "Intercompany   Subordination   Agreement"   means  a  subordination
agreement executed and delivered by Borrowers and Lender, the form and substance of which is satisfactory to Lender.

            "Intercreditor Agreement" means that certain Intercreditor Agreement between Lender and the Indenture Trustee, dated as of even date herewith, as may be amended, restated, supplemented or otherwise supplemented from time to time.

            "Inventory" means all Borrowers' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrower's business.

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Investment Property" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "L/C" has the meaning set forth in Section 2.12(a).

            "L/C Disbursement" means a payment made by Lender pursuant to a Letter of Credit.

            "L/C Undertaking" has the meaning set forth in Section 2.12(a).

            "Lender" has the meaning set forth in the preamble to this Agreement.

            "Lender Expenses" means all (a) costs or expenses  (including taxes, and insurance premiums) required to be paid by a Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) the actual fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits,
(c) costs and expenses incurred by Lender in the disbursement of funds to Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with any Borrower or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred by Lender in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred by Lender in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

            "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

            "Lender's Account" means the account identified on Schedule L-1.

            "Lender's Liens" means the Liens granted by Borrowers to Lender under this Agreement or the other Loan Documents.

            "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

            "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

            "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "Loan Account" has the meaning set forth in Section 2.10.

            "Loan Documents" means this Agreement, the Control Agreements, the Construction Security Documents, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Letters of Credit, the Mortgages, the Pledge
Agreement,   the  Officers'  Certificate,   the  Management  Fees  Subordination
Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Subordination of Mortgage, any note or notes executed by a Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by any Borrower or Guarantor and Lender in connection with this Agreement.

            "Louisiana   Regulatory   Authorities"  means,   collectively,   the
Louisiana Gaming Control Board and the Louisiana State Racing Commission, or any successor Gaming Authority.

            "Management Agreement" means that certain Amended and Restated Management Services Agreement dated as of February 25, 2003 among PGC, OED Acquisition and Parent.

            "Management Fees Subordination Agreement" means that certain Management Fees Subordination Agreement, dated as of the Closing Date, among Borrowers, Lender, OED Acquisition and PGC, the form and substance of which is satisfactory to Lender.

            "Manager" means, with respect to any Person (a) if such Person is a limited liability company, the members of the board of managers, or members of such other body performing similar functions for such Person, manager or managers, as appointed pursuant to the operating agreement of such Person as then in effect, or in the event that there are no managers or board of managers or similar governing body, the sole member or (b) otherwise, the members of the board of directors (if such Person is a corporation) or other governing body of such Person.

            "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers taken as a whole, (b) a material impairment of a Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower.

            "Maturity Date" has the meaning set forth in Section 3.4.

            "Maximum Revolver Amount" means at any time (such time, the "Time of Determination") (a) prior to the Phase I Completion Date, $3,000,000, (b) from and after the Phase I Completion Date but prior to the Second Anniversary Date, $15,000,000 and (c) from and after the Second Anniversary Date, the greater of
(i) $10,000,000 or (ii) the aggregate principal amount of all Advances and Letter of Credit Usage outstanding hereunder on the Second Anniversary Date less any repayments, refinancings or retirings of such borrowings made on or after the Second Anniversary Date through the Time of Determination.

            "Miscellaneous Indebtedness" means Indebtedness (other than the Obligations and Permitted Gaming Equipment Purchase Money Indebtedness, but including Capitalized Lease Obligations), in an aggregate amount outstanding at any one time not in excess of $7,500,000.

            "Moody's"  means  Moody's  Investors   Service,   Inc.,  a  Delaware
corporation, and its successors.

            "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower in favor of Lender, in form and substance satisfactory to Lender, that encumber the Real Property Collateral and the related improvements thereto.

            "Negotiable Collateral" means all of Borrowers' now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

            "Note" and "Notes" shall have the meanings ascribed thereto in the Indenture.

            "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums (including, the Applicable Prepayment Premium), liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

            "OED Acquisition" means OED Acquisition, LLC, a Delaware limited liability company.

            "OED Capital" has the meaning set forth in the preamble to this Agreement.

            "Officers' Certificate" means the representations and warranties of officers form submitted by Lender to Administrative Borrower, together with Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

            "Originating Lender" has the meaning set forth in Section 14.1(d).

            "Overadvance" has the meaning set forth in Section 2.5.

            "Parent" has the meaning set forth in the preamble to this Agreement.

            "Participant" has the meaning set forth in Section 14.1(d).

            "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

            "Permitted Dispositions" means (a) sales or other dispositions by Administrative Borrower or its Subsidiaries of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales by Administrative Borrower or its Subsidiaries of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Administrative Borrower or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and
(d) the licensing by Administrative Borrower or its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business.

            "Permitted Gaming Equipment Purchase Money Indebtedness" means, Purchase Money Indebtedness incurred with respect to Gaming Equipment as of the Closing Date in an aggregate amount outstanding not in excess of $17,500,000 and at all times thereafter in an aggregate amount outstanding not in excess of $25,000,000.

            "Permitted  Investments"  means (a) investments in Cash Equivalents,
(b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments by any Borrower in any other Borrower provided that if any such investment is in the form of Indebtedness, such Indebtedness investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement, and (e) Permitted Investments as that term is defined in the Indenture or Restricted Payments permitted by Section 1.1 of the Indenture.

            "Permitted Lien" means:

            (a) Liens set forth on Schedule P-1;

            (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued, if adequate reserves with respect thereto are maintained on the books of Borrowers in accordance with GAAP;

            (c) statutory Liens of carriers, warehousemen, mechanics, material men, suppliers, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business; provided, that (1) the underlying obligations are not yet delinquent, or (2) such Liens are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued and adequate reserves with respect thereto are maintained on the books of Borrowers in accordance with GAAP;

            (d) Liens securing the performance of statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business consistent with industry practices which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by Borrowers) or materially interfere with the ordinary conduct of the businesses of Borrowers;

            (f) Liens incurred or deposits made in the ordinary course of business to secure the obligations of Borrowers under workers' compensation, unemployment insurance and other types of social security legislation or otherwise to secure statutory or regulatory obligations of Borrowers in the ordinary course of business consistent with past practice, including to secure the performance of tenders, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive in each case of obligations for the payment of borrowed money); provided, that the obligations in connection with which such Liens were incurred or deposits made shall have been incurred in the ordinary course of business and shall otherwise be permitted by this Agreement;

            (g) Liens securing the Obligations;

            (h) Liens arising from Miscellaneous Indebtedness; provided that such Liens relate solely to the property which is subject to such Miscellaneous Indebtedness;

            (i) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the businesses of Borrowers or materially detracting from the value of the relative assets of Borrowers;

            (j)  Liens  arising  from  precautionary   Uniform  Commercial  Code
financing statement filings regarding operating leases entered into by Borrowers in the ordinary course of business;

            (k) Liens securing permitted refinancing Indebtedness incurred in compliance with this Agreement to refinance any Indebtedness that was secured by Liens prior to such refinancing;

            (l) Liens in favor of the Indenture Trustee relative to the Senior Note Documents, so long as and to the extent such Liens remain subject to the Intercreditor Agreement;

            (m)  Liens  securing   Permitted  Gaming  Equipment  Purchase  Money
Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof; and

            (n) Liens upon specific items of Inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

            "Permitted Protest" means the right of Administrative Borrower or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Administrative Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

            "Person"  means natural  persons,  corporations,  limited  liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Personal Property Collateral" means all Collateral other than Real Property.

            "PGC" means Peninsula Gaming Company, LLC, a Delaware limited liability company and the direct and sole manager of OED Acquisition.

            "PGP Investors" means PGP Investors, LLC, a Delaware limited liability company.

            "PGP" means Peninsula Gaming Partners, LLC, a Delaware limited liability company, the direct parent and sole manager of PGC.

            "Phase I" means Phase I of the Racino Project casino, as detailed in the Fixed Price Contract.

            "Phase I Completion Date" means the date, determined by Lender, Borrowers shall have delivered to Lender, in each case in form and substance satisfactory to Lender, the following:

            (a)  evidence  that all Gaming  Licenses,  approvals  or evidence of actions required by any Governmental Authority, including the Louisiana Regulatory Authorities, in connection with the casino operations of the Racino Project have been received by Borrowers;

            (b) an officer's certificate of the Parent (reviewed and certified by the Construction Consultant) that all Liens (other than Permitted Liens) related to the development, construction and equipping of, and beginning operations at, the Racino Project casino have been discharged by payment, bonding (if reasonably acceptable to Lender) or otherwise, or, if payment is not yet due or if such payment is contested in good faith by Borrowers, sufficient funds remain in the Construction Disbursement Account (as defined in the Cash Collateral and Disbursement Agreement) to discharge such Liens and Borrowers have taken any action (including the institution of legal proceedings) necessary to prevent the sale of any or all of the Racino Project casino or the Real Property Collateral on which the Racino Project shall be constructed;

            (c) an officer's certificate of the Construction Consultant certifying that the Racino Project casino is substantially complete in all material respects in accordance with the Final Plans (as defined in the Cash Collateral and Disbursement Agreement) and all applicable building laws, ordinances and regulations and that all subcontractors, suppliers, and mechanics and materialmen in connection with such construction have been paid in full;

            (d) evidence that the Racino Project casino is in a condition (including installation of furniture, fixtures and equipment) to receive customers in the ordinary course of business;

            (e) evidence that the Racino Project casino is open to the general public, including as initially evidenced by the operation of not less than 1,485 gaming machines and operating in accordance with applicable legal requirements;

            (f) updated title continuations through such date showing that the Real Property Collateral covering the Racino Project casino is free and clear of all Liens, other than Permitted Liens;

            (g) a duly executed Borrowing Base Certificate dated as of such date;

            (h) updated Projections prepared not more than thirty (30) days prior to such date;

            (i) an updated Enterprise Valuation dated not more than thirty (30) days prior to such date; and

            (j) a certificate of occupancy for the Racino Project casino which certificate shall be in full force and effect.

            "Pledge Agreement" means a stock pledge agreement of even date herewith executed and delivered by OED Acquisition and Parent in respect of the Stock of Parent and OED Capital, respectively, in form and substance satisfactory to Lender.

            "Projections" means Parent's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            "Purchase Money Indebtedness" means Indebtedness incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

            "Racino Project" means the project to design, develop, construct, equip and operate that certain casino and race track to be located on the Real Property Collateral located in Opelousas, St. Landry Parish, Louisiana.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower and the improvements thereto.

            "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1, and any Real Property hereafter acquired by a Borrower.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Remedial  Action" means all actions taken to (a) clean up,  remove, remediate,  contain,  treat,  monitor,  assess,  evaluate, or in any way address
Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

            "Report" has the meaning set forth in Section 16.17.

            "Revolver Usage" means, as of any date of determination,  the sum of
(a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

            "S&P" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc., a New York corporation, and its successors.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Second Anniversary Date" means the earlier of (a) the second anniversary of the Phase I Completion Date and (b) the Second Anniversary Date (as defined in the Indenture).

            "Securities Account" means a "securities account" as that term is defined in the Code.

            "Senior Note Documents" means, collectively, the Indenture, the Notes, and the Collateral Agreements (as such term is defined in the Indenture) in each case, as such document may be amended, restated, supplemented or modified from time to time with the consent of Lender.

            "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

            "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "Subordination of Mortgage" means that certain Subordination of Mortgage dated as of even date herewith executed by Indenture Trustee in favor of Lender.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Taxes" has the meaning set forth in Section 16.5.

            "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrowers.

            "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

            "Voidable Transfer" has the meaning set forth in Section 16.8.

            "Voting Stock" means Stock of any Person which at the time are entitled to vote in the election of, as applicable, directors, Managers, members or partners generally of such Person.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

      1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

      1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

      1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof,"
"herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

      1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

      2.1 Revolver Advances.

            (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed an amount equal to (i) prior to the Phase I Completion Date, the Maximum Revolver Amount, less the Letter of Credit Usage and (ii) from and after the Phase I Completion Date, the lesser of (1) the Maximum Revolver Amount, less the Letter of Credit Usage or (2) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of the lesser of:

                  (x) 30% of the amount of Fixed Construction Costs actually incurred by Parent with respect to the Racino Project, or

                  (y) 20% of the amount of Borrowers' Enterprise Valuation.

            (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics (including, without limitation, any Liens in favor of mechanics or subcontractors arising in connection with the Racino Project), materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, Lender shall have the right to have the Real Property Collateral and the operations and assets of Borrowers reappraised by a qualified appraisal company selected by Lender from time to time after the Closing Date for the purpose of redetermining the Enterprise Valuation and, as a result, redetermining the Borrowing Base; provided, however, that as long as no Default or Event of Default exists, Lender shall conduct or obtain not more than three
(3) Enterprise Valuations from the Closing Date up to and including the third anniversary thereof.

            (c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount (plus the Letter of Credit Usage). On or after the Second Anniversary Date, Lender shall have no obligation to make additional Advances hereunder to the extent that such additional Advances would cause the Revolver Usage plus the Letter of Credit Usage to exceed $10,000,000.00.

            (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

            (e) Each Advance shall be in the minimum amount of Five Hundred Thousand Dollars ($500,000) or integral multiples thereof.

      2.2 [Intentionally Omitted]

      2.3 Borrowing Procedures and Settlements.

            (a) Procedure for Borrowing. Each Borrowing shall be made by a written request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

            (b) Making of Advances. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrowers on the applicable Funding Date by transferring available funds equal to such proceeds to Administrative Borrower's Designated Account.

      2.4 Payments.

            (a) Payments by Borrowers.

                  (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

            (b) Application, and Reversal of Payments.

                  (i) All  payments  shall be  remitted  to Lender  and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                        (A) first, to pay any Lender Expenses then due to Lender
                  under the Loan Documents, until paid in full,

                        (B) second, to pay any fees then due to Lender under the
                  Loan Documents until paid in full,

                        (C) third, ratably to pay interest due in respect of Advances until paid in full,

                        (D) fourth,  to pay all principal of all Advances  until
                  paid in full,

                        (E) fifth,  if an Event of Default has  occurred  and is
                  continuing, to be held by Lender as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                        (F) sixth,  to pay any other  Obligations  until paid in
                  full, and

                        (G) seventh, to Borrowers (to be wired to the Designated
                  Account)  or  such  other  Person   entitled   thereto   under
                  applicable law.

                  (ii) In each  instance,  so long as no  Default  or  Event  of
            Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                  (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                  (iv) In the event of a direct  conflict  between the  priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
            Section 2.4 shall control and govern.

      2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Lender pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections
2.1 or 2.12, (an "Overadvance"), Borrowers immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

      2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

            (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Base Rate plus the Base Rate Margin.

            (b) Letter of Credit Fee. Borrowers shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

            (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default,

                  (i) all  Obligations  (except for  undrawn  Letters of Credit)
            that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

                  (ii) the  Letter of Credit  fee  provided  for above  shall be increased to 4 percentage points above the per annum rate otherwise applicable hereunder.

            (d) Payment. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Borrowers hereby authorize Lender, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in
Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances.

            (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

            (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      2.7 [Intentionally Omitted].

      2.8 Crediting Payments. The receipt of any payment item by Lender shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

      2.9 Designated Account. Lender is authorized to make the Advances and Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Lender hereunder. Administrative Borrower may add or replace, the Designated Account Bank or the Designated Account on 30 days prior written notice to Lender; provided, however, that (i) such prospective Designated Account Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Designated Account with the prospective Designated Account Bank, and (ii) prior to the time of the opening of such Designated Account, Borrowers and such prospective Designated Account Bank shall have executed and delivered to Lender a Control Agreement. Unless otherwise agreed by Lender and Borrowers, any Advance requested by Borrowers and made by Lender hereunder shall be made to the Designated Account.

      2.10 Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances made by Lender to Borrowers or for Borrowers' account, the Letters of Credit issued by Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other
Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers' account. Lender shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

      2.11 Fees. Borrowers shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

            (a) [Intentionally Omitted].

            (b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Lender the fees set forth in the Fee Letter, and

            (c) Audit, Appraisal, and Valuation Charges. Audit, appraisal, and valuation fees and charges as follows, (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Lender, (ii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Lender, and (iii) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers or to audit the Fixed Construction Costs, to appraise the Collateral, or any portion thereof, or to assess a Borrower's business valuation or for the purposes of any Enterprise Valuation.

      2.12 Letters of Credit.

            (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender and Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                  (i) the Letter of Credit Usage would exceed the Borrowing Base less the then extant amount of outstanding Advances, or

                  (ii) the Letter of Credit Usage would exceed $2,000,000, or

                  (iii) the Letter of Credit  Usage  would  exceed  the  Maximum
            Revolver Amount less the then extant amount of outstanding Advances.

            (b) Borrowers and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Borrowers shall immediately reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C

Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the (i) Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

            (c) Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender.

            (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

            (e) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Lender for the account of Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .850% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

            (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii)
compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority:

                  (i) any reserve,  deposit,  or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                  (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

      2.13 Cash Collateralization of Letters of Credit. If on the date five (5) Business Days prior to the Second Anniversary Date, the aggregate amount of all Advances and Letters of Credit exceeds $10,000,000, Borrowers agree and hereby authorize Lender to make an Advance in a principal amount equal to the face amount of all Letters of Credit then outstanding in order to cash collateralize all such Letters of Credit, unless on or before such date Borrowers deliver to Lender a written acknowledgement, in form and substance satisfactory to Lender, duly executed by the Indenture Trustee acknowledging and agreeing that the face amount of all Letters of Credit outstanding as of the Second Anniversary Date shall be included in calculating Maximum Credit Facility Amount (as defined in the Indenture).

      2.14 Capital Requirements. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), will have the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Administrative Borrower thereof. Following receipt of such notice, Borrowers agree to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

      2.15 Joint and Several Liability of Borrowers.

            (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

            (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any
Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

            (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

            (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

            (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or Lender.

            (f) Each Person composing Borrowers represents and warrants to Lender that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Lender that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

            (g) The provisions of this Section 2.15 are made for the benefit of Lender and its respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of Lender, successor, or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

            (h) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

            (i) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender, and such Borrower shall deliver any such amounts to Lender for application to the Obligations in accordance with Section 2.4(b).

3. CONDITIONS; TERM OF AGREEMENT.

      3.1 Conditions Precedent to Initial Extension of Credit. In addition to satisfying each of the conditions precedent set forth in Section 3.3, the obligation of Lender to make the initial Advances (or otherwise extend any credit hereunder) is subject to the prior fulfillment, to the satisfaction of Lender, of each of the conditions set forth below:

            (a) the Closing Date shall occur on or before June 24, 2003;

            (b) Lender shall have received all financing statements required by Lender, and Lender shall have received searches reflecting the filing of all such financing statements;

            (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                  (i) the Control Agreements,

                  (ii) the Disbursement Letter,

                  (iii) the Fee Letter,

                  (iv) the  Mortgages,  together with any consents  required for such Mortgages,

                  (v) the Officers' Certificate,

                  (vi) the  Intercreditor  Agreement  and the  Subordination  of
            Mortgage,

                  (vii) the Pledge  Agreement,  together  with all  certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

                  (viii) the Intercompany Subordination Agreement,

                  (ix) the Management Fees Subordination Agreement,

                  (x) the Construction Security Agreements,

                  (xi) the Fixed Price Contract, and

                  (xii)   the   Management   Agreement,    together   with   any
            subordination agreements with respect to management fees under such agreements;

            (d) Lender shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's board of directors (or comparable manager) authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

            (e) Lender shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

            (f) Lender shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

            (g) Lender shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

            (h) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

            (i) Lender shall have received Collateral Access Agreements with respect to the following locations: Parent's off-track betting location in New Iberia, Louisiana and Parent's location in Lafayette, Louisiana;

            (j) Lender shall have received opinions of Borrowers' counsel in form and substance satisfactory to Lender, such opinions to include regulatory opinions as to the due issuance and valid existence of Borrowers' Gaming License;

            (k) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Borrowers have been timely filed and all taxes upon Borrowers or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of Permitted Protests;

            (l) Lender shall have completed its business, legal, and collateral due diligence, including a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to Lender, the results of which shall be satisfactory to Lender;

            (m) Lender shall have received completed reference checks with respect to Borrowers' senior management, the results of which are satisfactory to Lender in its sole discretion;

            (n) Lender shall have received the Closing Date Business Plan;

            (o) Borrowers shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

            (p) Lender shall have received (i) appraisals of the Real Property Collateral satisfactory to Lender, and (ii) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Lender (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Lender assuring Lender that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Lender;

            (q) Lender shall have received copies of the Senior Note Documents;

            (r) Borrowers shall have received all licenses (including the Gaming Licenses), approvals or evidence of other actions required by any Governmental Authority, including the Louisiana Regulatory Authorities, in connection with the execution and delivery by Borrowers of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

            (s) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

      Notwithstanding the foregoing, Lender is under no obligation to make the initial Advance (or otherwise to extend any credit provided for hereunder) unless and until all of the conditions set forth in Section 3.3 below are satisfied to the satisfaction of Lender.

      3.2 Conditions Subsequent to Initial Extension of Credit. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

            (a) within 180 days of the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel; and

            (b) within 120 days of the Closing Date, deliver to Lender a duly executed Collateral Access Agreement with respect to the temporary operations office at 1305 Diesi Street, Opelousas, Louisiana; provided, however, that the failure of Borrowers to deliver such agreement shall not constitute an Event of Default hereunder so long as Borrowers have used commercially reasonable efforts to obtain such agreement by the date required.

      3.3 Conditions Precedent to all Extensions of Credit. The obligation of Lender to make any Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

            (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

            (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

            (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Lender, or any of their Affiliates; and

            (d) no Material Adverse Change shall have occurred.

      3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Lender and shall continue in full force and effect for a term ending on June 24, 2006 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

      3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand (including either (a) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (b) causing the original Letters of Credit to be returned to Lender). No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and

Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

      3.6 Early Termination by Borrowers. Borrowers have the option, at any time upon 90 days prior written notice by Administrative Borrower to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including either (a) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (b) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay the Obligations (including either (a) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (b) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (A) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (B) foreclosure and sale of Collateral, (C) sale of the Collateral in any Insolvency Proceeding, or (D) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrowers shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

4. CREATION OF SECURITY INTEREST.

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

      4.1 Grant of Security Interest. Each Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Lender's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Lender or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

      4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

      4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrowers that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender in their original form as received by the applicable Borrower.

      4.4 Delivery of Additional Documentation Required. At any time upon the request of Lender, Borrowers shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Lender to execute any such Additional Documents in the applicable Borrower's name and authorize Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrowers shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrowers during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrowers that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

      4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) at any time that an Event of Default has occurred and is continuing send requests for verification of Accounts, (d) at any time that an Event of Default has occurred and is continuing endorse such Borrower's name on any Collection item that may come into Lender's possession,
(e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

      4.6 Right to Inspect. Lender (through any of its respective officers, employees, or agents) shall have the right, from time to time and during normal business hours hereafter to inspect the Books and to check, test, and appraise the Collateral, operations and assets of Borrowers in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral or to conduct an Enterprise Valuation.

      4.7 Control Agreements. Except with respect to any Securities Account constituting an Excluded Asset, each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless each of the applicable Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. Except with respect to any Securities Account constituting an Excluded Asset, no arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account, except with respect to any Securities Account constituting an Excluded Asset.

5. REPRESENTATIONS AND WARRANTIES.

      In order to induce Lender to enter into this Agreement, each Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance

(or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

      5.1 No Encumbrances. Each Borrower has good and indefeasible title to its Collateral and its owned Real Property, free and clear of Liens except for Permitted Liens.

      5.2 [Intentionally Omitted].

      5.3 [Intentionally Omitted].

      5.4 Equipment. All of the Equipment is used or held for use in Borrowers' business and is fit for such purposes.

      5.5 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5.

      5.6 Inventory Records. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

      5.7 Location of Chief Executive Office; FEIN. The chief executive office of each Borrower is located at the address indicated in Schedule 5.7 and each Borrower's FEIN is identified in Schedule 5.7.

      5.8 Due Organization and Qualification; Subsidiaries.

            (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

            (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

            (c) Set forth on Schedule 5.8(c), is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and (if applicable) non-assessable.

            (d)  Except  as  set  forth  on  Schedule   5.8(c),   there  are  no
subscriptions, options, warrants, or calls relating to any shares of any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

      5.9 Due Authorization; No Conflict.

            (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

            (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's members or shareholders or any approval or consent of any Person under any material contractual obligation of any Borrower.

            (c) Other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

            (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

      5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against Borrowers, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrowers, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

      5.11 No Material Adverse Change. All financial statements relating to Borrowers that have been delivered by Borrowers to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers since the date of the latest financial statements submitted to Lender on or before the Closing Date.

      5.12 Fraudulent Transfer.

            (a) The Borrowers on a consolidated basis are Solvent.

            (b) No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

      5.13 Employee Benefits. None of Borrowers, any of its Subsidiaries, or any of its ERISA Affiliates maintains or contributes to any Benefit Plan.

      5.14 Environmental Condition. Except as set forth on Schedule 5.14, (a) to Borrowers' knowledge, none of Borrowers' properties or assets has ever been used by Borrowers or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrowers' knowledge, none of Borrowers' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Borrowers have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers, and (d) none of Borrowers have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

      5.15 Brokerage Fees. Borrowers have not utilized the services of any broker or finder in connection with Borrowers' obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrowers in connection herewith.

      5.16 Intellectual Property. Each Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Borrower is the owner or is an exclusive licensee.

      5.17 Leases. Borrowers enjoy peaceful and undisturbed possession under all leases material to the business of Borrowers and to which Borrowers are a party or under which Borrowers are operating. All of such leases are valid and subsisting and no material default (after giving effect to any applicable notice and cure periods) by Borrowers exists under any of them.

      5.18 DDAs. Set forth on Schedule 5.18 are all of the DDAs of each Borrower, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

      5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrowers in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers in writing to the Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrowers' good faith best estimate of its future performance for the periods covered thereby.

      5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

      5.21 Licenses and Permits. (a) (i) All material licenses (including all necessary Gaming Licenses), permits, and consents and similar rights required from any federal, state, or local governmental body (including the Gaming
Authorities), for the ownership, use, or operation of the businesses or properties now owned or operated by each Borrower, have been validly issued and are in full force and effect; (ii) each Borrower is in compliance, in all material respects, with all of the provisions thereof applicable to it; and
(iii) none of such licenses, permits, or consents is the subject of any pending or, to any Borrower's knowledge, threatened proceeding for the revocation, cancellation, suspension, or non-renewal thereof. As of the Closing Date (and as of each subsequent date on which Borrower delivers to Lender an updated schedule pursuant to Section 6.18 below), set forth on Schedule 5.21 is a complete and accurate list of all such licenses, permits, and consents that are necessary and appropriate for the operation of Borrower's businesses and such schedule identifies the date by which an application for the renewal of such license, permit, or consent must be filed and describes the status of each such pending application.

            (b) Each Borrower has obtained (i) all material licenses, permits, and consents necessary or appropriate to conduct its business and operations and
(ii) as of the Closing Date, all required approvals from the Gaming Authorities of the transactions contemplated hereby and by the other Loan Documents.

            (c) Each Borrower owns or possesses all patents, trademarks, trade names, copyrights, and other similar rights necessary for the conduct of business as now carried on or proposed to be conducted, without any known conflict of the rights of others.

6. AFFIRMATIVE COVENANTS.

      Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following:

      6.1 Accounting System. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender.

      6.2 Collateral Reporting. Provide Lender with the following documents at the following times in form satisfactory to Lender:


     Monthly  (not  later  than the     (a)   a   detailed    itemized    report
     15th day of each month)            reflecting    the   prior   months   and
                                        year-to-date     revenues    from    the
                                        racetrack,   off-track  betting  parlors
                                        (including video poker revenues) and out-of-state satellite operations,

                                        (b)   a   detailed    itemized    report
                                        reflecting tax payments made during the prior month,

                                        (c) a detailed  itemized  report showing
                                        actual and estimated construction costs,
                                        a statement (in the form provided by the
                                        Indenture   Trustee)    reflecting   the
                                        current  balances  of  the  Construction
                                        Disbursement   Account  and   Completion
                                        Reserve  Account (each as defined in the
                                        Cash    Collateral   and    Disbursement
                                        Agreement)  and   construction   related
                                        costs incurred or reasonably expected to be incurred by Borrowers in connection with the Racino Project prior to or through the Construction Completion Date and any variances thereof,

     Monthly  (not  later  than the     (d)  a  detailed   itemized  report  the
     15th day of showing each following items: (i) the average daily month), commencing with the dollar amount of winnings for all Gaming month following the month in Equipment for such month, (ii) the
     which   the   Racino   Project     average   daily   number  of   customers
     casino  opens  to the  general     admitted into the Racino  Project casino
     public                             for such  month,  and (iii) the  average
                                        daily dollar amount of winnings per customer admitted for such month, and

     Monthly     (or    if     more     (e) copies of all disbursement requests,
     frequently,  upon  delivery to     together  with  copies of updated  title
     the  Disbursement  Agent under     continuations,  if any,  with respect to
     the   Cash    Collateral   and     the Mortgage Policies, and
     Disbursement Agreement)

     Upon request by Lender             (f)  such   other   reports  as  to  the
                                        Collateral, or the financial condition of Borrowers, as Lender may request.





      In addition, each Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

      6.3 Financial Statements, Reports, Certificates. Deliver to Lender:

            (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year or 90 days in the case of a month that is the end of the fiscal year) after the end of each month during each of Parent's fiscal years,

                  (i) a company  prepared  consolidated  balance  sheet,  income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                  (ii) a certificate  signed by the chief  financial  officer of
            Parent to the effect that:

                        (A) the financial  statements  delivered  hereunder have
                  been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                        (B) the  representations  and  warranties  of  Borrowers
                  contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                        (C) there  does not exist any  condition  or event  that
                  constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

                  (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20,

            (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                  (i) financial  statements of Parent and its  Subsidiaries  for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                  (ii) a  certificate  of such  accountants  addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

            (c) as soon as available, but in any event no later than thirty (30) days after the end of each of the Parent's fiscal years,

                  (i) copies of  Borrowers'  Projections,  in form and substance
            (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

            (d) if and when filed by any Borrower,

                  (i) any filings or monthly  reports  submitted by any Borrower to the Louisiana Regulatory Authorities or any other Gaming Authority other than such filings or monthly reports submitted in the ordinary course of business,

                  (ii) any filings made by any Borrower with the SEC,

                  (iii) copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                  (iv) any other  information  that is provided by Parent to its shareholders in their capacities as shareholders generally,

            (e) if and when filed by any Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Borrower conducts business or is required to pay any such excise tax, (ii) where any Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower, or (iii) where any Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

            (f) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

            (g) as soon as any Borrower has knowledge that the construction of the Racino Project cannot be completed by Contractor, or has knowledge that such Borrower cannot meet its obligations under any construction documents (including, without limitation, the Fixed Price Contract), notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

            (h) as soon as any Borrower has knowledge thereof, notice of any proposed legislation or administrative action specifically affecting any Borrower's gaming activities or the Racino Project submitted to the floor for business before any Governmental Authority in the state of Louisiana (including the state legislature or any committee thereof),

            (i) upon the delivery of any updated Enterprise Valuation and on each date monthly financial statements required pursuant to clause (a) above are delivered, a detailed calculation of the Borrowing Base; and

            (j) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrowers.

      In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis and agree that no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of Parent. Borrowers agree that their independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrowers that Lender reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agree that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

      6.4 [Intentionally Omitted].

      6.5 After-Acquired Real Property. At the consummation of the acquisition(s) of the Real Property from Bart C. Warner as described in item 2 of Schedule 5.20, Borrowers shall use their best efforts to deliver a Mortgage with respect to such property, subject to Liens in favor of Bart C. Warner or such other seller with respect thereto and other Permitted Liens.

      6.6 Maintenance of Properties. Borrowers shall cause all material properties which are owned or leased by Borrowers used in the conduct of their business and the business of each of the Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 6.6 shall prevent Borrowers from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) (i) in the judgment of the Managers of Borrowers, desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of Borrowers to satisfy their obligations under the this Agreement and other Loan Documents, and, to the extent applicable, (b) as otherwise permitted under Section 7.4 hereof.

      6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that the applicable Borrower has made such payments or deposits. Borrowers shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which any Borrower is required to pay any such excise tax.

      6.8 Insurance.

            (a) At Borrowers' expense, maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain business interruption and comprehensive general liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

            (b) Borrowers shall give Lender prompt notice of the occurrence of any loss covered by such insurance.

                  (i) In the  absence of a Default or Event of  Default,  Lender shall have the exclusive right to adjust any losses payable with respect to the Collateral under any such insurance policies in excess of $2,000,000, without any liability to Borrowers whatsoever in respect of such adjustments, and any monies received as payment for any loss under any insurance policy mentioned above with respect to the Collateral (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain with respect to the Collateral, may be retained by the applicable Borrower for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

                  (ii) During the existence of a Default or Event of Default, Lender shall have the exclusive right to adjust any losses payable with respect to the Collateral under any such insurance policies in excess of $150,000, without any liability to

            Borrower whatsoever in respect of such adjustments, and any monies in excess of $150,000 received as payment for any loss under any insurance policy mentioned above with respect to the Collateral (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain with respect to the Collateral, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Borrowers under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations.

            (c) No Borrower will take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Borrowers immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

      6.9 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5; provided, however, that Administrative Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens on such assets and also provides to Lender a Collateral Access Agreement.

      6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

      6.11 Leases. Pay when due all rents and other amounts payable under any leases to which any Borrower is a party or by which any Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

      6.12 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from Lender under this Agreement. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from Lender under this Agreement.

      6.13 Existence. At all times preserve and keep in full force and effect each Borrower's valid existence and good standing and any rights and franchises material to Borrowers' businesses.

      6.14 Environmental.

            (a) Keep any property  either owned or operated by any Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

      6.15 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

      6.16 Government Authorization. Deliver to Lender, as soon as practicable, and in any event within ten (10) days after the receipt by such Borrower from any Gaming Authority or other Governmental Authority having jurisdiction over the operations of such Borrower or filing or receipt thereof by such Borrower
(a) copies of any order or notice of such Gaming Authority or such other Governmental Authority or court of competent jurisdiction which designates any Gaming License or other material franchise, permit, or other governmental operating authorization of such Borrower or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of such Borrower to construct, own, manage, or operate its businesses, and (b) a copy of any competing application filed with respect to any such Gaming License or other authorization, or application therefor, of such Borrower, or any citation, notice of violation, or order to show cause issued by any Gaming Authority or other governmental authority or any complaint filed by any Gaming Authority or other governmental authority which is available to such Borrower.

      6.17 License Renewals. Commencing on the date six months following the Closing Date and continuing every six months thereafter, deliver to Lender an updated Schedule 5.21 reflecting thereon, as of the date of such delivery, the information described in Section 5.21.

      6.18 Licenses and Permits. (a) Ensure that all material licenses (including all necessary Gaming Licenses), permits, and consents and similar rights required from any federal, state, or local governmental body (including the Gaming Authorities) for the ownership, use, or operation of the businesses or properties now owned or operated by each Borrower have been validly issued and are in full force and effect, and (b) comply, in all material respects, with all of the provisions thereof applicable to it.

      6.19 Subsidiary Guarantees. Borrowers shall cause (a) each Subsidiary of Borrowers that is formed or acquired after the date hereof, concurrently therewith, to (i) become a Guarantor hereunder and execute and deliver to Lender a guaranty pursuant to which such Subsidiary shall unconditionally guarantee all of the Obligations in form and substance acceptable to Lender; and (ii) execute a security agreement in form and substance acceptable to Lender and such other agreements or documents necessary or requested by Lender to grant Lender a valid, enforceable, perfected Lien on the collateral described therein, subject only to Permitted Liens; and (b) cause such Subsidiary to deliver to Lender an opinion of counsel, in form reasonably satisfactory to Lender, that (i) such guaranty, security, agreement, and other agreements and documents have been duly authorized, executed and delivered by such Subsidiary and (ii) such guaranty, security agreement, and such other agreements and documents constitute a legal, valid, binding and enforceable obligation of such Subsidiary, subject to customary assumptions and exceptions, including for bankruptcy, fraudulent transfer and equitable principles.

      7. NEGATIVE COVENANTS

      Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers will not and will not permit any of their respective Subsidiaries to do any of the following:

      7.1 Indebtedness.  Create, incur, assume, permit,  guarantee, or otherwise
become  or  remain,   directly  or  indirectly,   liable  with  respect  to  any
Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

            (b) Indebtedness set forth on Schedule 5.20;

            (c) Permitted Gaming Equipment Purchase Money Indebtedness;

            (d) Miscellaneous Indebtedness;

            (e) Indebtedness under the Notes in an aggregate principal amount not to exceed $123,200,000 at any one time outstanding and any Subsidiary guaranties thereof; provided, however, that such Indebtedness under the Notes (and any Subsidiary guaranties thereof) shall at all times be subordinate to the Obligations;

            (f) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), (d) and (e) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended or add one or more of the Borrowers as liable with respect thereto if such additional Borrowers were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness;

            (g) Indebtedness in an aggregate amount not to exceed $6,000,000 in favor of OED Acquisition provided that such Indebtedness is at all times subject to the Intercompany Subordination Agreement;

            (h) Indebtedness with respect to the obligations of Borrowers pursuant to the Management Agreement so long as such obligations are subject to the Management Fees Subordination Agreement; and

            (i) Indebtedness composing Permitted Investments.

      7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(f) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

      7.3 Restrictions on Fundamental Changes.

            (a)  Enter  into  any  merger,  consolidation,   reorganization,  or
recapitalization, or reclassify its Stock.

            (b)  Liquidate,   wind  up,  or  dissolve   itself  (or  suffer  any
liquidation or dissolution).

      7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Borrower.

      7.5 Change Name. Change any Borrower's name, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that a Borrower may change its name upon at least 30 days prior written notice by Administrative Borrower to Lender of such change and so long as, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's Liens.

      7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (a) by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Lender, (b) guarantees by Subsidiaries of Borrowers of the obligations of Borrowers under the Indenture provided that (i) any such Subsidiary shall have guaranteed the Obligations in accordance with
Section 6.19 and (ii) such guarantee of the obligations under the Indenture shall be subordinate in right of payment to such guarantee of the Obligations on terms and conditions satisfactory to Lender, (c) guarantees constituting
Investments permitted under Section 7.13, and (d) guarantees constituting Indebtedness permitted under Section 7.1.

      7.7 Nature of Business. Make any change in the principal nature of Borrowers' business.

      7.8 Prepayments and Amendments.

            (a) Except in connection with a refinancing permitted by Section 7.1(f), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower, other than the Obligations or Miscellaneous Indebtedness in accordance with this Agreement, and

            (b) Except in connection with a refinancing permitted by Section 7.1(f), (i) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning

Indebtedness permitted under Sections 7.1(b) or (e), or (ii) directly or indirectly, amend, modify, alter, increase or change any of the terms or conditions of the Fixed Price Contract, the Management Agreement and except as permitted in clause (b) hereof, any of the Senior Note Documents, in each case unless approved by Lender in its Permitted Discretion; provided, however, upon enactment of SB 634 (Cain) of the 2003 Regular Legislative Session into law,
Borrowers may amend the Fixed Price Contract to add additional emergency evacuation space as allowed by SB 634, at an additional cost of approximately $2,500,000; provided, further, however, that so long as no Event of Default exists, Borrowers may enter into "change-orders" with respect to the Fixed Price Contract or the Senior Note Documents without the prior consent of Lender to the extent such amendment (1) will not result in a material reduction of the scope or quality of the work constituting the design or construction of the Racino Project and (2) is executed in compliance with the Cash Collateral and Disbursement Agreement.

      7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

      7.10 [Intentionally Omitted].

      7.11 Distributions; Management Fees. Other than distributions or declaration and payment of dividends by a Borrower to another Borrower or to a Subsidiary of a Borrower, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Borrower's Stock, of any class, whether now or hereafter outstanding, or make any payment of management fees to any Person. Notwithstanding anything in this Section 7.11 to the contrary, so long as no Event of Default exists hereunder, (a) Parent may make cash distributions in respect of, and in an amount equal to, the amount of state and federal income tax paid or to be paid by the holders of Parent's Stock on taxable income earned by Parent and attributable to such holders as a result of Parent's earnings for federal and state (for the state or states in which any holder is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to the holders from or through Parent, (b) Borrowers may make distributions to their respective shareholders in an aggregate amount not to exceed $1,250,000 during the term of this Agreement, so long as no Default or Event of Default shall exist on the date of such distribution, and (c) except as prohibited under the Management Fees Subordination Agreement, Borrowers may make payments required pursuant to the Management Agreement.

      7.12 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrowers' financial condition.

      7.13 Investments. Except for Permitted Investments or for Securities Accounts or DDAs constituting Excluded Assets, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment;

provided, however, that Administrative Borrower and its Subsidiaries shall not have Permitted Investments in deposit accounts or Securities Accounts (other than DDAs or Securities Accounts constituting Excluded Assets) in excess of $250,000 outstanding at any one time unless Administrative Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments.

      7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower except (a) for transactions that are in the ordinary course of Borrowers' business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrowers than would be obtained in an arm's length transaction with a non-Affiliate, (b) that Borrowers may incur indebtedness to Affiliates pursuant to, and within, the limitations set forth in Section 7.1(g),
(c) for payments pursuant to the Management Agreement, except as prohibited under the Management Fees Subordination Agreement, and (d) transactions between or among Borrowers and any Borrower's Subsidiary.

      7.15 Suspension. Suspend or go out of a substantial portion of its business.

      7.16 Compensation. Increase the annual fee or per-meeting fees paid to the members of its Board of Directors during any year by more than 15% over the prior year.

      7.17 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, for working capital needs and capital expenditures of the Borrowers consistent with the terms and conditions hereof, for its lawful and permitted purposes.

      7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without Administrative Borrower providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens and also provides to Lender a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

      7.19 Securities Accounts. Except with respect to any Securities Account constituting Excluded Assets, establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrowers agree to not transfer assets out of any Securities Account (other than Securities Accounts constituting Excluded Assets); provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

      7.20 Financial Covenants.

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

                  (i) Minimum  EBITDA.  Fail to maintain  EBITDA,  measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the period set forth opposite thereto;

              Applicable Amount                    Period
                -------------                      ------
                  $3,167,680    For the Four (4) Fiscal Month Period Ending
                                               June 30, 2004

                  $7,294,000    For the Seven (7) Fiscal Month Period Ending
                                             September 30, 2004

                 $12,504,000    For the Ten (10) Fiscal Month Period Ending
                                             December 31, 2004

                 $20,006,400   For the Twelve (12) Fiscal Month Period Ending
                                               March 31, 2005

                 $20,044,800   For the Twelve (12) Fiscal Month Period ending
                                               June 30, 2005

                 $20,083,200   For the Twelve (12) Fiscal Month Period Ending
                                             September 30, 2005

                 $20,121,600      For the Twelve (12) Month Period Ending
                                             December 31, 2005

                 $20,160,000   For the Twelve (12) Fiscal Month Period Ending
                                               March 31, 2006

                  (ii) Capital  Expenditures.  Make capital expenditures (except
            (1) those required under the Construction Disbursement Budget (as defined in the Cash Collateral and Disbursement Agreement and as the same may be amended, modified or supplemented from time to time in accordance with the Cash Collateral and Disbursement Agreement), (2) those required with respect to the acquisition of Real Property from Bart C. Warner as described in item 2 of Schedule 5.20 and (3) those required to be made to O.M. Operating in connection with the video gaming purchase described in item 10 of Schedule 5.20) in any fiscal year in excess of the amount set forth in the following table for the applicable period:


                        July 1, 2003
                     through the end of
                    the Fiscal Year 2003  Fiscal Year 2004  Fiscal Year 2005
                        --------------       -----------       -----------
                           $250,000          $1,500,000        $2,000,000

8. EVENTS OF DEFAULT.

      Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

      8.1. If Borrowers fail to pay (a) Obligations constituting principal when due and payable, or when declared due and payable, or (b) any other portion of the Obligations (including interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations) within three (3) days of the date such Obligation described in this clause (b) is due and payable, or when declared due and payable;

      8.2. If Borrowers fail or neglect to perform, keep, or observe (a) any term, provision, condition, covenant, or agreement: (i) contained in Sections
6.2 (Collateral Reporting), 6.3 (Financial Statements,  Reports,  Certificates),
6.7 (Tax Returns), 6.10 (Compliance with Laws), 6.11 (Leases), 6.12 (Brokerage Commissions), or 6.13 (Existence) of this Agreement and such failure continues for a period of 5 Business Days from the earlier of (A) notice by Lender to Borrowers or (B) the date Borrowers knew or should have known of its occurrence; or (ii) contained in Sections 6.1 (Accounting System), 6.6 (Maintenance of Properties), or 6.9 (Location of Inventory and Equipment), or 6.14 (exclusive of clause (d) thereof) (Environmental) of this Agreement and such failure continues for a period of 15 Business Days from the earlier of (A) notice by Lender to Borrowers or (B) the date Borrowers knew or should have known of its occurrence; or (b) any other term, provision, condition, covenant, or agreement contained in this Agreement or any material term, provision, condition, covenant or agreement contained in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such other Loan Documents); in each case, other than any term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern;

      8.3. If any material portion of any Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

      8.4. If an Insolvency Proceeding is commenced by any Borrower or any of its Subsidiaries;

      8.5. If an Insolvency Proceeding is commenced against any Borrower, or any of its Subsidiaries, and any of the following events occur: (a) the applicable Borrower or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

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

      8.6. If any Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs for a period of 5 consecutive Business Days;

      8.7. If notices of Lien, levy, or assessment in an aggregate amount in excess of $750,000 are filed of record with respect to any Borrower's or any of its Subsidiaries' properties or assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien exceeding the foregoing aggregate limitation, whether choate or otherwise, upon any Borrower's or any of its Subsidiaries' properties or assets and the same is not paid before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited;

      8.8. If a judgment or judgments for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability) is or are entered by a court of competent jurisdiction against any Borrower or any of its Subsidiaries and such judgment or judgments remain undischarged, unbonded, or unstayed for a period of 60 days after entry; provided, that the aggregate amount of all such judgments exceeds $1,000,000;

      8.9. If there is a default under any Indebtedness of any Borrower or any of its Subsidiaries in excess of $1,000,000 and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

      8.10. If any Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

      8.11. If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries;

      8.12. [Intentionally Omitted]

      8.13. If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

      8.14. Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower, or a proceeding shall be commenced by any Borrower, or by any Governmental Authority having jurisdiction over any Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower shall deny that any Borrower has any liability or obligation purported to be created under any Loan Document;

      8.15. If there is an "Event of Default" under, and as defined in the Indenture; or if there is an event of default under any of the other Senior Note Documents, the Fixed Price Contract or the Management Agreement;

      8.16. If any Governmental Authority (including the Louisiana state legislature) restricts the ability of any Borrower to operate, or restricts, limits or prohibits any Borrower from operating, its gaming business as conducted on the Closing Date or operating the Racino Project in the manner contemplated on the Closing Date and such restriction results in a Material Adverse Change;

      8.17. If Lender fails to receive evidence of (a) on or prior to November 30, 2004, the completion of the construction required and satisfaction of the other requirements specified by the Louisiana Regulatory Authorities pursuant to any Gaming License of any Borrower with respect to the Racino Project casino; and (b) on or prior to November 30, 2004, the opening to the general public of the Racino Project racetrack.

      8.18. If at any time the aggregate amount actually paid by the Borrowers pursuant to the Fixed Price Contract, together with the aggregate amount estimated to be payable by the Borrowers pursuant to the Fixed Price Contract, shall exceed $61,500,000 (or, in the event that the Fixed Price Contract is amended as provided in clause (b) of Section 7.8 shall exceed $64,000,000).

9. THE LENDER'S RIGHTS AND REMEDIES.

      9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrowers:

            (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

            (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Lender;

            (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

            (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

            (e) Cause Borrowers to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of Lender;

            (f) Without notice to or demand upon any Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Each Borrower authorizes Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

            (g) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Lender, or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by Lender;

            (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by Lender to secure the full and final repayment of all of the Obligations;

            (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Each Borrower hereby grants to Lender a license or other right to use, without charge, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

            (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Lender determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

            (k) Lender shall give notice of the disposition of the Personal Property Collateral as follows:

                  (i) Lender shall give Administrative Borrower (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

                  (ii) The  notice  shall be  personally  delivered  or  mailed, postage prepaid, to Administrative Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

            (l) Lender may credit bid and purchase at any public sale;

            (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

            (n) Lender shall have all other rights and remedies available to it at law or in equity or pursuant to any other Loan Documents;

            (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Administrative Borrower (for the benefit of the applicable Borrower); and

            (p) In the event Lender elects to commence foreclosure proceeding under Louisiana law, Lender may cause such Personal Property Collateral, or any part or parts thereof, to be immediately seized and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying the Borrowers or any Person or placing the Borrowers or any Person in default, all of which are expressly waived. For purposes of foreclosure under Louisiana executory process procedures, each Borrower confesses judgment and acknowledges to be indebted unto and in favor of Lender up to the full amount of the Obligations, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. To the extent permitted under applicable Louisiana law, each Borrower additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three (3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other articles not specifically mentioned above. Should it become necessary for Lender to foreclose under this Agreement, all declarations of fact, which are made under an authentic act before a Notary Public in the presence of two witnesses, by a Person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. 9:3509.1, La. R.S. 9:3504(D)(6) and La. R.S. 10:9-629, as applicable.
In addition to the foregoing rights and remedies, Lender may elect to effect the seizure and disposition of the Personal Property Collateral pursuant to any procedures as may be authorized by Louisiana law from time to time.

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      9.2  Remedies  Cumulative.  The rights and  remedies of Lender  under this
Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

      If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to any Borrower, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

      11.1 Demand; Protest. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which any such Borrower may in any way be liable.

      11.2 Lender's Liability for Collateral.  Each Borrower hereby agrees that:
(a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

      11.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are

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incurred and  irrespective  of whether suit is  brought),  at any time  asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such
payment,   the  Indemnified  Person  making  such  payment  is  entitled  to  be
indemnified   and  reimbursed  by  Borrowers  with  respect   thereto.   WITHOUT
LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12. NOTICES.

      Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as the Administrative Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Lender, as the case may be, at its address set forth below:

        If to Administrative Borrower:  THE OLD EVANGELINE DOWNS, L.L.C.
                                        c/o Peninsula Gaming Partners, LLC
                                        400 E. Third Street, P.O. Box 1750
                                        Dubuque, Iowa 52004
                                        Attn: Natalie Schramm
                                        Fax No. (563) 690-2190


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

                                        and

                                        THE OLD EVANGELINE DOWNS, L.L.C.
                                        c/o Peninsula Gaming Partners, LLC
                                        11100 Santa Monica Boulevard, 10th Floor
                                        Los Angeles, California 90025
                                        Attn: M. Brent Stevens
                                        Fax No. (310)914-6476


        with copies to:                  MCGLINCHEY STAFFORD, PLLC
                                         643 Magazine Street
                                         New Orleans, Louisiana 70825
                                         Attn: Deborah Harkins, Esq.
                                         Fax No. (504) 596-2800

                                         and

                                         MAYER, BROWN, ROWE & MAW
                                         1675 Broadway
                                         New York, New York 10019
                                         Attn: Ron Brody, Esq.
                                         Fax No. (212) 262-1910

         If to Lender:                   WELLS FARGO FOOTHILL, INC.
                                         2450 Colorado Avenue, Suite 3000W
                                         Santa Monica, California 90404
                                         Attn: Structured Finance Group Manager
                                         Fax No. 310.454.7442

          with copies to:                PAUL HASTINGS JANOFSKY & WALKER, LLP
                                         600 Peachtree Street, NE, Suite 2400
                                         Atlanta, Georgia 30308-2222
                                         Attn: Cindy J. K. Davis, Esq.
                                         Fax No. 404.815.2424

      Lender and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

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

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

      (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

      (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

      (c) BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

      14.1 Assignments and Participations.

            (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrowers

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

may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower by Lender and the Assignee an appropriate assignment and acceptance agreement. Anything contained herein to the contrary notwithstanding, Lender agrees for the benefit of Borrowers that, so long as no Event of Default has occurred and is continuing, Lender shall (x) retain more than fifty percent (50%) of the Obligations and commitment to make Advances under Section 2.1 of this Agreement, and (y) not assign any ratable part of the Obligations and commitment to make Advances under Section 2.1 of this Agreement to more than three Assignees at any given time, provided, however, that, the minimum retention of Obligations and commitment to make Advances and the restriction on the number of Assignees shall not be applicable if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of Lender.

      (b) From and after the date that Lender provides Administrative Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance agreement covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

      (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

      (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Lender (a "Participant") participating interests in Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan

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

Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

      (e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

      (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release any Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

      15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Lender and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which was given.

      15.2 No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16. GENERAL PROVISIONS.

      16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers and Lender.

      16.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

      16.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

      16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      16.5 Withholding Taxes. All payments made by Borrowers hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and

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

clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrowers will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

      16.6 Amendments in Writing. This Agreement only can be amended by a writing signed by Lender and each of Borrowers.

      16.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same
Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

      16.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrowers automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

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

      16.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

      16.10 Parent as Agent for Borrowers.

      Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Lender with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain
Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) Lender's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender hereunder or under the other Loan Documents, except that Borrowers will have no liability to any Lender-Related Person under this Section 16.10 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender-Related Person.

                                 [Signature page to follow]

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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                           THE OLD EVANGELINE DOWNS, L.L.C.,
                                           a Louisiana limited liability company

                                           By: /s/ Natalie A. Schramm
                                               ---------------------------------
                                           Title:         CFO


                                           THE OLD EVANGELINE DOWNS CAPITAL
                                           CORP., a Delaware corporation

                                           By: /s/ Natalie A. Schramm
                                               ---------------------------------
                                           Title:         CFO


                                           WELLS FARGO FOOTHILL, INC.,
                                           a California corporation

                                           By: /s/ Rhonda R. Noell
                                               ---------------------------------
                                           Title:         S.V.P.



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